QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY
Press Contact:	Arthur Coppola, Chairman and Chief Executive Officer,
or
Thomas O'Hern, Senior Executive Vice President,
Chief Financial Officer and Treasurer
(310) 394-6000

MACERICH ANNOUNCES A 46% INCREASE IN AFFO PER SHARE

        Santa Monica, CA (5/02/12)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended March 31, 2012 which included funds from operations ("FFO") diluted of $106.2 million compared to $73.7 million for the quarter ended March 31, 2011. Adjusted FFO ("AFFO") was $109.2 million for the quarter ended March 31, 2012 compared to $74.5 million for the quarter ended March 31, 2011 and AFFO per share-diluted was $.76 for the quarter ended March 31, 2012 compared to $.52 for the quarter ended March 31, 2011. Net loss available to common stockholders was $14.1 million compared to net income available to common stockholders for the quarter ended March 31, 2011 of $.034 million. A description and reconciliation of FFO per share-diluted and AFFO per share-diluted to EPS-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Mall tenant annual sales per square foot increased 12% to $504 for the twelve months ended March 31, 2012, compared to $449 for the twelve months ended March 31, 2011.

  •
  The releasing spreads for the twelve months ended March 31, 2012 were up 15.8%.

  •
  Same center net operating income increased 3.4% compared to the quarter ended March 31, 2011.

  •
  Portfolio occupancy was at 92.1% at March 31, 2012 compared to 92.3% at March 31, 2011.

  •
  During the quarter, the Company sold its interest in three urban villages. The Company's share of the gross sales price was approximately $65 million.

        Commenting on the quarter, Arthur Coppola chairman and chief executive officer of Macerich stated, "As expected, we had another quarter of double-digit growth in AFFO per share. We are pleased to see our portfolio fundamentals continue to improve with solid tenant sales growth, positive releasing spreads and strong same center net operating income growth."

Balance Sheet Activity:

        During the quarter, the Company arranged a $140 million construction loan on Fashion Outlets of Chicago. The loan has an interest rate that floats at LIBOR plus 2.50% and has a five year maturity, including extensions.

        The Company has committed to a $220 million refinancing of The Oaks. The new loan has a fixed interest rate of 4.11% and has a 10 year term. The loan is expected to close in May, 2012.

        On April 23, 2012, the title to Valley View Center was transferred to a buyer. The $125 million non-recourse loan that was secured by Valley View Center was fully forgiven concurrent with the sale transaction. During the quarter ended March 31, 2012, the Company recorded an impairment loss of

$54.3 million on Valley View. As a result of the forgiveness of debt on Valley View, in April 2012 the Company recorded a gain on extinguishment of debt of approximately $104 million.

Dispositions:

        During the quarter, the Company disposed of its interests in three non-core assets: Chandler Festival, Chandler Village Center and San Tan Village Power Center. The Company's pro rata share of the sales proceeds was approximately $65 million.

2012 Earnings Guidance:

        Management is maintaining its previously issued 2012 AFFO per share-diluted guidance range of $3.06 to $3.14.

        A reconciliation of EPS to FFO per share and AFFO per share-diluted follows:

Estimated EPS range:	$1.93 - $2.01
Less: Gain on asset sales	-.98 - -.98
Plus: Impairment on real estate	.39 - .39
Plus: Real estate depreciation and amortization	$2.43 - $2.43

Estimated range for FFO per share-diluted	$3.77 to $3.85
Less: Net positive FFO impact of Valley View	-.71 - -.71

Estimated AFFO per share-diluted:	$3.06 to $3.14

        Macerich is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. Macerich now owns approximately 65 million square feet of gross leaseable area consisting primarily of interests in 64 regional shopping centers. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins today, May 2, 2012 at 10:30 AM Pacific Time. To listen to the call, please go to any of these websites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2011, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

##

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended March 31,		For the Three Months Ended March 31,		For the Three Months Ended March 31,
	Unaudited				Unaudited
	2012	2011	2012	2011	2012	2011
Minimum rents	$123,638	$109,521	$(1,220)	$(3,687)	$122,418	$105,834
Percentage rents	3,994	2,954	(15)	(164)	3,979	2,790
Tenant recoveries	66,772	61,672	(639)	(1,881)	66,133	59,791
Management Companies' revenues	11,215	10,584	—	—	11,215	10,584
Other income	11,002	6,338	(18)	(72)	10,984	6,266

Total revenues	216,621	191,069	(1,892)	(5,804)	214,729	185,265

Shopping center and operating expenses	68,817	62,775	(1,401)	(3,523)	67,416	59,252
Management Companies' operating expenses	22,527	25,855	—	—	22,527	25,855
Income tax provision (benefit)	1,850	(2,478)	—	—	1,850	(2,478)
Depreciation and amortization	76,964	64,626	(1,125)	(2,759)	75,839	61,867
REIT general and administrative expenses	4,518	7,644	—	—	4,518	7,644
Interest expense	47,123	51,997	(3,104)	(2,373)	44,019	49,624
Loss on early extinguishment of debt	(344)	(9,101)	344	—	—	(9,101)
(Loss) gain on remeasurement, sale or write down of assets, net	(35,727)	(437)	54,314	2,237	18,587	1,800
Co-venture interests(b)	(1,092)	(1,296)	—	—	(1,092)	(1,296)
Equity in income of unconsolidated joint ventures	30,618	30,275	—	—	30,618	30,275
(Loss) income from continuing operations	(11,723)	91	58,396	5,088	46,673	5,179
Discontinued operations:
Loss on sale, disposition or write-down of assets, net	—	—	(54,658)	(2,237)	(54,658)	(2,237)
Loss from discontinued operations	—	—	(3,738)	(2,851)	(3,738)	(2,851)
Total loss from discontinued operations	—	—	(58,396)	(5,088)	(58,396)	(5,088)
Net (loss) income	(11,723)	91	—	—	(11,723)	91
Less net income attributable to noncontrolling interests	2,345	57	—	—	2,345	57

Net (loss) income available to common stockholders	$(14,068)	$34	$0	$0	$(14,068)	$34

Average number of shares outstanding—basic	132,273	130,574			132,273	130,574

Average shares outstanding, assuming full conversion of OP Units(c)	143,452	142,477			143,452	142,477

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	143,452	142,477			143,452	142,477

Per share income—diluted before discontinued operations	—	—			$0.30	$0.04

Net (loss) income per share—basic	$(0.11)	$0.00			$(0.11)	$0.00

Net (loss) income per share—diluted	$(0.11)	$0.00			$(0.11)	$0.00

Dividend declared per share	$0.55	$0.50			$0.55	$0.50

FFO—basic(c)(d)	$106,173	$73,681			$106,173	$73,681

FFO—diluted(c)(d)	$106,173	$73,681			$106,173	$73,681

FFO per share—basic(c)(d)	$0.74	$0.52			$0.74	$0.52

FFO per share—diluted(c)(d)	$0.74	$0.52			$0.74	$0.52

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$0.76	$0.52			$0.76	$0.52

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
The Company has classified the results of operations on any dispositions, including Valley View Center, as discontinued operations for the three months ended March 31, 2012 and 2011.

(b)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(c)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

Adjusted FFO ("AFFO") excludes the FFO impact of Shoppingtown Mall and Valley View Center for the three months ended March 31, 2012 and 2011. In December 2011, the Company conveyed Shoppingtown Mall to the lender by a deed in lieu of foreclosure. In July 2010, a court-appointed receiver assumed operational control of Valley View Center and responsibility for managing all aspects of the property. Valley View Center was sold by the receiver on April 23, 2012, and the related non-recourse mortgage loan obligation was fully extinguished on that date.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that AFFO and AFFO on a diluted basis provide useful supplemental information regarding the Company's performance as they show a more meaningful and consistent comparison of the Company's operating performance and allow investors to more easily compare the Company's results without taking into account the unrelated non-cash charges on properties controlled by either a receiver or loan servicer. FFO and AFFO on a diluted basis are measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO and AFFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and are not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO and AFFO as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Pro rata share of unconsolidated joint ventures:

	For the Three Months Ended March 31,
	Unaudited
	2012	2011
Revenues:
Minimum rents	$69,485	$74,901
Percentage rents	2,269	2,215
Tenant recoveries	33,337	36,352
Other	5,240	5,219

Total revenues	110,331	118,687

Expenses:
Shopping center and operating expenses	39,745	41,954
Interest expense	26,722	30,583
Depreciation and amortization	24,757	28,525

Total operating expenses	91,224	101,062

Gain on remeasurement, sale or write down of assets, net	11,511	12,550
Equity in income of joint ventures	—	100

Net income	$30,618	$30,275

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net (loss) income to FFO and AFFO(d):

	For the Three Months Ended March 31,
	Unaudited
	2012	2011
Net (loss) income available to common stockholders	$(14,068)	$34
Adjustments to reconcile net (loss) income to FFO—basic
Noncontrolling interests in OP	(1,188)	3
Loss on remeasurement, sale or write down of consolidated assets, net	35,727	437
plus gain on undepreciated asset sales—consolidated assets	—	542
plus non-controlling interests share of gain on remeasurement, sale or write down of consolidated joint ventures, net	3,555	—
Gain on remeasurement, sale or write down of assets from unconsolidated entities (pro rata), net	(11,511)	(12,550)
plus gain on undepreciated asset sales—unconsolidated entities (pro rata share)	—	40
Depreciation and amortization on consolidated assets	76,964	64,626
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(4,850)	(4,494)
Depreciation and amortization on joint ventures (pro rata)	24,757	28,525
Less: depreciation on personal property	(3,213)	(3,482)

Total FFO—basic	106,173	73,681
Additional adjustment to arrive at FFO—diluted:
Preferred units—dividends	—	—

Total FFO—diluted	$106,173	$73,681

Additional adjustments to arrive at AFFO—diluted:
Add: Shoppingtown Mall FFO	360	20
Add: Valley View Center FFO	2,629	790

Total AFFO—diluted	$109,162	$74,491

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO and AFFO per diluted share:

	For the Three Months Ended March 31,
	Unaudited
	2012	2011
Earnings per share—diluted	$(0.11)	$0.00
Per share impact of depreciation and amortization of real estate	0.66	0.60
Per share impact of loss (gain) on remeasurement, sale or write down of assets	0.19	(0.08)

FFO per share—diluted	$0.74	$0.52
Per share impact—Shoppingtown Mall and Valley View Center	0.02	0.00

AFFO per share—diluted	$0.76	$0.52

Reconciliation of Net (loss) income to EBITDA:

	For the Three Months Ended March 31,
	Unaudited
	2012	2011
Net (loss) income available to common stockholders	$(14,068)	$34
Interest expense—consolidated assets	47,123	51,997
Interest expense—unconsolidated entities (pro rata)	26,722	30,583
Depreciation and amortization—consolidated assets	76,964	64,626
Depreciation and amortization—unconsolidated entities (pro rata)	24,757	28,525
Noncontrolling interests in OP	(1,188)	3
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(7,776)	(7,479)
Loss on early extinguishment of debt—consolidated entities	344	9,101
Loss on remeasurement, sale or write down of assets—consolidated assets, net	35,727	437
Gain on remeasurement, sale or write down of assets—unconsolidated entities (pro rata), net	(11,511)	(12,550)
Add: Non-controlling interests share of gain on sale of consolidated assets, net	3,555	—
Income tax provision (benefit)	1,850	(2,478)
Distributions on preferred units	208	207

EBITDA(e)	$182,707	$163,006

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended March 31,
	Unaudited
	2012	2011
EBITDA(e)	$182,707	$163,006
Add: REIT general and administrative expenses	4,518	7,644
Management Companies' revenues	(11,215)	(10,584)
Management Companies' operating expenses	22,527	25,855
Lease termination income, straight-line and above/below market adjustments to minimum rents of comparable centers	(4,291)	(3,248)
EBITDA of non-comparable centers	(32,593)	(26,390)

Same Centers—NOI(f)	$161,653	$156,283

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on remeasurement, sale or write down of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same-center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same-center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of lease termination income, straight-line and above/below market adjustments to minimum rents.

QuickLinks

  Exhibit 99.1
MACERICH ANNOUNCES A 46% INCREASE IN AFFO PER SHARE